                                                                    EXHIBIT 3.1

                            SECOND AMENDED AND RESTATED

                             ARTICLES OF INCORPORATION

                                         OF

                               HARD ROCK HOTEL, INC.,
                                a Nevada corporation

     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, for the purpose of association to establish a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of and subject to the requirements of the laws of the State of Nevada, do make, record and file these Articles of Incorporation in writing.

     AND WE DO HEREBY CERTIFY:

     FIRST:    The name of the Corporation is:

                  HARD ROCK HOTEL, INC.

     SECOND:   The resident agent of the Corporation shall be SCHRECK, JONES,
BERNHARD, WOLOSON & GODFREY. The address of the registered office where process may be served upon the Corporation is 600 E. Charleston Boulevard, Las Vegas, Nevada 89104. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

     THIRD:    The purposes for which the Corporation is formed are:

     (a) To conduct gaming in the State of Nevada in accordance with the laws of the State of Nevada and the United States of America; and

     (b) To engage in any other business or activity not forbidden by law or these Articles of Incorporation.

     FOURTH: This Corporation is authorized to issue two (2) classes of common shares of stock, the total number of which is 200,000 shares, with no par value, described as follows: (i) 40,000 shares of Class A voting common stock; and
(ii) 160,000 shares of Class B non-voting common stock. Such stock may be issued by the Corporation from time to time by the Board of Directors thereof. The holders of the Class A voting common stock shall be entitled to one (1) vote for each share held by them.

     FIFTH:    (a)  ISSUANCE OF SECURITIES.  The Corporation shall not issue any stock or securities except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. The issuance of any stock or securities in violation thereof shall be ineffective and such stock or securities shall be deemed not to be issued and outstanding until (i) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (ii) the Nevada Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

               (b) TRANSFER OF SECURITIES. No stock or securities issued by the Corporation and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever, except in accordance with the provisions of the Nevada Gaming Control Act and the regulations thereunder. Any transfer in violation thereof shall be ineffective until (i) the Corporation shall cease to be subject to the jurisdiction of the Nevada Gaming Commission, or (ii) the Nevada Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

               (c) UNSUITABILITY TO HOLD SECURITIES. If the Commission at any time determines that a holder of stock or other securities of this Corporation is unsuitable to hold such securities, then until such securities are owned by persons found by the Commission to be suitable to own them, (i) the Corporation shall not be required or permitted to pay any dividend or interest with regard to the securities, (ii) the holder of such securities shall not be entitled to vote on any matter as the holder of the securities, and such securities shall not for any purposes be included in the securities of the Corporation entitled to vote, and (iii) the Corporation shall not pay any remuneration in any form to the holder of the securities.

     SIXTH: No director or officer of this Corporation shall be liable to the Corporation or its stockholders for any breach of fiduciary duty as officer or director of the Corporation. This provision shall not affect liability for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of dividends in violation of NRS 78.300.

     All expenses incurred by officers or directors in defending a civil or criminal action, suit, or proceeding, must be paid by the Corporation as they are incurred in advance of a final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of a Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, and in the manner he or she reasonably believed to be or not opposed to the best interests of the Corporation.

     SEVENTH: The members of the governing Board shall be styled Directors, and the number of Directors shall not be less than three (3) pursuant to the terms of NRS 78.115. The names and post office addresses of the current Board of Directors, which shall consist of three (3) members is as follows:

           NAME                                       ADDRESS
PETER A. MORTON                             510 North Robertson Boulevard
                                            Los Angeles, California 90048

THOMAS M. YTURBIDE                          Highway 50 & Stateline Avenue
                                            Post Office Box 128
                                            Stateline, Nevada 89449

GERALD F. HOGAN                             c/o Home Shopping Network
                                            11831 E. 30th court North
                                            St. Petersburg, Florida 33716


           The number of directors of this Corporation may from time to time be increased or decreased as set forth herein by an amendment to the Bylaws in that regard, and without the necessity of amending these Articles of Incorporation.

           EIGHTH:   Each director and each officer shall meet the
qualifications for a license or finding of suitability as set forth in NRS
Section 463.170 and shall, in all other respects, comply with all requirements of the Nevada Gaming Control Act for the filing and processing of licensing applications. Each director and officer shall also comply with all applicable state, local and municipal gaming and liquor licensing laws in Nevada and any other jurisdiction in which the Corporation does business.


           NINTH:    The capital stock of this Corporation, after the amount of the subscription price has been paid in cash or in kind, shall be and remain non-assessable and shall not be subject to assessment to pay debts of the Corporation.


           TENTH:    This Corporation shall have perpetual existence.


           ELEVENTH: Each holder of any shares of the Corporation shall have preemptive basis rights to purchase, subscribe for, or otherwise acquire on a proportional basis additional shares of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.


           TWELFTH: This Corporation shall not be governed by the provisions of NRS 78.411 to 78.444, inclusive.

           IN WITNESS WHEREOF, the undersigned have executed these Restated Articles of Incorporation as of the 31st day of August, 1994.


                                    HARD ROCK HOTEL, INC.

                                    By:   /S/
                                         --------------------------
                                         PETER A. MORTON, President
                                    By:   /S/
                                         --------------------------
                                         THOMAS M. YTURBIDE, Secretary

                            ACKNOWLEDGMENT
STATE OF CALIFORNIA       )
                          )      ss.
COUNTY OF LOS ANGELES     )

           This instrument was acknowledged before me on August 31, 1994 by PETER A. MORTON as President of HARD ROCK HOTEL, INC..


                                 /S/
                                -------------------------------
                                (Signature of notarial officer)

                                (My commission expires:  November 13, 1994)


STATE OF NEVADA           )
                          )      ss.
COUNTY OF DOUGLAS         )

           This instrument was acknowledged before me on August 26, 1994 by THOMAS M. YTURBIDE as Secretary of HARD ROCK HOTEL, INC..


                                 /S/
                                -------------------------------
                                (Signature of notarial officer)

                                (My commission expires:  October 1, 1995)

                           CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION
                                      OF
                            HARD ROCK HOTEL, INC.,
                             A NEVADA CORPORATION



           We, the undersigned President and Secretary of Hard Rock Hotel, Inc., a Nevada corporation (the "CORPORATION"), do hereby certify:

           That the Board of Directors of the Corporation at a meeting duly convened, held on the 20th day of October, 1997, adopted a resolution to amend the Second Amended and Restated Articles of Incorporation as follows:

           Article Second is hereby amended to read as follows:

                SECOND: The resident agent of the Corporation shall be GORDON & SILVER, LTD. The address of the registered office where process may be served upon the Corporation is 3800 Howard Hughes Parkway, Fourteenth Floor, Las Vegas, Nevada 89109. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices at such other places within or outside the State of Nevada, as it may from time to time determine. Corporate business of every kind and nature may be conducted, and meetings of directors and stockholders held outside the State of Nevada, the same as in the State of Nevada.

           Article Twelfth is hereby amended to read as follows:

                TWELFTH: This Corporation shall not be governed by the following provisions contained in the Nevada Revised
           Statutes:  (i) N.R.S. 78.411 through 78.444, inclusive;
           (ii) N.R.S. 78.378 through 78.3793, inclusive; and
           (iii) N.R.S. 78.288(2)(b).

           The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 20,000; that the said changes and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

           DATED:  October 20, 1997.


                                     ------------------------------
                                     Peter A. Morton, President


                                     ------------------------------
                                     Thomas M. Yturbide, Secretary


STATE OF                  )
         ----------------
                          )      ss.
COUNTY OF                 )
         ----------------

           On October ___, 1997, personally appeared before me, a Notary
Public, Peter A. Morton, who acknowledged that he executed the above instrument.


                                     ------------------------------
                                     (Signature of Notarial Officer)

STATE OF                  )
         ----------------
                          )     ss.
COUNTY OF                 )
         ----------------

           On October ___, 1997, personally appeared before me, a Notary Public, Thomas M. Yturbide, who acknowledged that he executed the above instrument.


                                     ------------------------------
                                    (Signature of Notarial Officer)

               ADDENDUM TO SECOND AMENDED AND RESTATED ARTICLES

                           SECRETARY'S CERTIFICATE

                             HARD ROCK HOTEL, INC.

     The undersigned, Thomas M. Yturbide, does hereby certify that:

     1. He is the duly qualified and elected secretary of HARD ROCK HOTEL, INC. (the "Company").

     2. The undersigned, as secretary of the Company, and Peter A. Morton, as president of the Company, were authorized to certify the Second Amended and Restated Articles of Incorporation dated August 31, 1994, to which this Certificate is attached as an addendum, by resolutions adopted by action of the board of directors of the Company dated August 31, 1994 and by action of the stockholders of the corporation dated August 31, 1994.

     3. The name and post office box or street address of the original incorporator of the Company is Alex C. Skiar, 3800 Howard Hughes Parkway, Fourteenth Floor, Las Vegas, Nevada 89109.

     IN WITNESS WHEREOF, I have caused this certificate to be duly executed in my capacity as secretary of the Company as of the 16 day of January 1995.


                                      /s/ THOMAS M. YTURBIDE
                                          -----------------------------
                                          Thomas M. Yturbide, Secretary


STATE OF NEVADA   )
                  )     ss
COUNTY OF Douglas )

     This instrument was acknowledged before me on January 16, 1995 by Thomas
M. Yturbide as Secretary of Hard Rock Hotel, Inc.


                                  /s/ DIANE BOOTH SHEVLIN
(NOTARY SEAL)                        ------------------------------
                                     Signature of Notarial Officer


                                     My Commission expires on December 26, 1998



                           RECEIVED

                         JAN 24, 1995
                      ------------------
                      Secretary of State

              THIS FORM SHOULD ACCOMPANY AMENDED AND OR RESTATED
              ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION



1.    Name of corporation: Hard Rock Hotel, Inc.

2. Date of adoption of Amended and/or Restated Articles: August __, 1994 ("Second Amended and Restated Articles").

3.    If the articles were amended, please indicate what changes have been made:

      (a) Was there a name change? Yes / / No /X/. If yes, what is the new name?

      (b) Did you change your resident agent? Yes / / No /X/. If yes, please indicate new address.

      (c) Did you change the purposes? Yes /X/ No / /. Did you add Banking? Gaming? /X/, Insurance? / / None of these? / /.

      (d) Did you change the capital stock? Yes / / No /X/ If yes, what is the new capital stock?

      (e) Did you change the directors? Yes / / No /X/ If yes, indicate the change:

      (f)  Did you add the directors liability provisions? Yes / / No /X/.

      (g) Did you change the period of existence? Yes / / No /X/. If yes, what is the new existence?

      (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles? N/A.



                                                /s/ THOMAS M. YTURBIDE
                                                    --------------------------
                                                    Name and Title of Officer
                                                    Secretary


                                                    --------------------------
                                                               Date



STATE OF NEVADA   )
                  )     ss
COUNTY OF Clark   )

     This instrument was acknowledged before me on August 26, 1994 by Thomas
M. Yturbide, as Secretary of Hard Rock Hotel, Inc.


                                  /s/ CONNIE M. FRIEDMAN
(NOTARY SEAL)                        ------------------------------
                                     Signature of Notarial Officer


                                     My Commission expires on 10/1/95



                           RECEIVED

                         JAN 06, 1995
                      ------------------
                      Secretary of State